Exhibit 21.01

LIST OF SUBSIDIARIES

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION
All Media Guide Holdings, Inc.	Delaware
All Media Guide, LLC	Delaware
Aptiv Digital LLC (formerly Aptiv Digital, Inc.)	Delaware
Canada Services, Inc.	Delaware
DirectCom Networks, Inc.	Delaware
EuroMedia Group, Inc.	Delaware
Fanhattan, Inc.	Delaware
Fanhattan Ca., Inc	Cananda
Gemstar (B.V.I.) Limited	British Virgin Islands
Gemstar Development LLC (formerly Gemstar Development, Inc)	California
Gemstar-TV Guide Interactive, LLC	Delaware
Gemstar-TV Guide Marketing LLC	Delaware
Index Systems Inc.	British Virgin Islands
Interactive Program Guide, Inc. (46.25% owned)	Japan
Interactive Technologies, Inc.	California
IPG Development Ventures, LLC	Delaware
Macrovision International Holdings LLC	Delaware
Macrovision Japan YK	Japan
Mediabolic, Inc.	Delaware
Moodlogic, Inc.	Delaware
Rational Feeling (Austria) Inc.	Delaware
Rovi Canada Inc.	Canada
Rovi Corporation	Delaware
Rovi Corporation (Shanghai) Co., Ltd	China
Rovi Corporate Services, Inc.	Delaware
Rovi Data Solutions, Inc.	Delaware
Rovi Europe Limited	United Kingdom
Rovi Global Services SARL	Luxembourg
Rovi Guides, Inc.	Delaware
Rovi International Solutions SARL	Luxembourg
Rovi Payroll Services LLC	California
Rovi KK	Japan
Rovi Korea Co. Ltd.	Korea
Rovi Netherlands BV	Netherlands
Rovi Solutions Corporation	Delaware
Rovi Solutions Mexico S. de R.L. de C.V.	Mexico
Rovi Technologies Corporation	Delaware
Sonic Solutions International, Inc.	Delaware
Sonic Solutions Holdings Inc.	Delaware
Sonic Solutions LLC	California
Snapstick Technologies PVT Ltd.	India
TV Guide Affiliate Sales & Marketing, Inc.	Delaware
TV Guide Interactive Group, Inc.	Delaware
TV Guide Interactive, Inc.	Delaware
TV Guide International IPG, Inc.	Delaware
TV Guide International, Inc.	Delaware

TV Guide Media Sales, Inc.	Delaware
TV Guide Media Services, Inc.	Delaware
TV Guide Mobile Entertainment, Inc.	Delaware
TV Guide Online, Inc.	Delaware
TV Guide Online, LLC	Delaware
TV Guide On Screen, Inc.	Delaware
TV Guide Vision Group, Inc.	Delaware
TVG-PMC, Inc.	Delaware
TVSM Publishing, Inc.	Delaware
United Video, LLC	Delaware
Veveo, Inc.	Delaware
Veveo India PVT Ltd.	India

All subsidiaries are 100% owned unless otherwise noted.